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                              SERVICES AGREEMENT

      AGREEMENT, dated as of _______, 1997 between CULBRO CORPORATION, INC., a Delaware corporation ("Culbro"), and CULBRO LAND RESOURCES, INC., a Delaware corporation ("CLR").

                                    SUMMARY

      WHEREAS pursuant to a Reorganization and Distribution Agreement dated as of ____________, 1997, (the "Distribution Agreement") between Culbro and CLR, Culbro is on the date hereof transferring to CLR the CLR Assets and CLR Business (as such terms are defined in the Distribution Agreement) in anticipation of a distribution by Culbro of the common stock of CLR to the stockholders of Culbro.

      WHEREAS a condition of the closing of the transactions contemplated by the Distribution Agreement is that Culbro and CLR enter into a services agreement pursuant to which Culbro shall provide certain services to CLR.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

      1. SERVICES.

            1.1. Culbro agrees, as agent for CLR, to utilize its employees and assets to provide certain services ("Services") consistent with the type, quality and level of such Services provided by Culbro immediately prior to the date hereof, in connection therewith. The Services to be provided shall include financial reporting, accounting, data processing/computer, tax, legal, treasury, credit, office services, insurance, human resources and engineering/environmental services.

            1.2. The Services shall be provided during normal business hours, on an as-needed basis as CLR shall request, on reasonable notice. CLR shall use reasonable efforts to ensure that requests for the provision of Services hereunder shall be scheduled to permit Culbro to effectively manage its businesses.

            1.3. CLR shall pay Culbro such amount for the Services as reflects the costs incurred by Culbro in providing such Services. Culbro shall, upon request by CLR, make available to CLR or its representatives such records and information as are reasonably necessary to enable CLR to verify that such charges so reflect the costs incurred by Culbro.

            1.4. CLR shall reimburse Culbro for out-of-pocket expenses incurred by Culbro employees in the performance of the Services.

            1.5. The Services shall be performed and used in compliance with the applicable provisions of the Distribution Agreement.

      2. AIRCRAFT.

            2.1. Culbro shall make available to CLR its "Astra Jet" aircraft (the "Aircraft"), staffed with all necessary personnel for use by CLR in connection with its business at such times as CLR
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shall request on reasonable notice; provided however that such use by CLR shall not unreasonably interfere with use by Culbro of the Aircraft.

           2.2. CLR shall pay Culbro $750 per hour, or part thereof, flown by the Aircraft on CLR business, as recorded in the log maintained by the pilot for such purpose. CLR business shall include, without limitation, flying hours logged returning the Aircraft to Peterboro Airport, N.J., on completion of use by CLR.

      3. INVOICE AND PAYMENT. CLR shall invoice once each month for the Services performed and the use of the Aircraft during the prior month and Culbro shall pay CLR for such Services and use not later than 30 days from the date of the invoice.

      4. CONTRACTUAL RELATIONSHIP. The relationship between Culbro and CLR under this Agreement shall be that of principal and agent in respect of the services to be performed hereunder. In no event is the relationship of CLR intended to be that of employer and employee and in no event is either party to be deemed or purported to be the partner or joint venturer of the other for any purpose whatsoever.

      5. TERM. The term of this Agreement shall be one (1) year from the date hereof.

      6. LIMITATION OF LIABILITY. CLR shall have no liability whatsoever to Culbro or to any third party for any loss, liability, damage, cost or deficiency (collectively, "Losses"), or for any claim for Losses, including, without limitation, Losses or claims for personal injury, death or property damage, warranty, tort or products liability, resulting from, caused by or arising out of CLR's performance under this Agreement except for claims arising out of the gross negligence or willful default or breach of CLR hereunder. In no event shall CLR have liability to Culbro or to any third party for indirect, special or consequential damages or loss of profits, except with respect to its willful default or beach, or for punitive damages for any reason whatsoever.

      7. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

      (a)  if to Culbro:
           387 Park Avenue South, 6th Floor
           New York, New York 10016
           Attention:  __________________

      (b)  if to CLR:
           ______________________________
           __________, Connecticut ______
           Attention:  __________________

      8. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any


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party hereto without the prior written consent of the other party (other than to an affiliate of CLR). Any purported assignment in violation of the provisions hereof shall be void.

      9. GOVERNING LAW This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

      10. SUITS IN NEW YORK. The parties agree that any action or proceeding relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York for Nassau County or the United States District Court for the Eastern District of New York and the parties hereby waive any objection to jurisdiction or venue in any such proceeding commenced in such court.

      11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      13. SEVERANCE. In the event that any provision of this Agreement is declared illegal, invalid or unenforceable or contrary to law, it shall not affect any other provision in the Agreement.

      14. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This agreement supersedes all prior agreements and understanding between the parties with respect to the transaction contemplated hereby.

      IN WITNESS WHEREOF, each of Culbro and CLR has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                    CULBRO CORPORATION, INC.



                                    By:______________________________________
                                        Name:
                                        Title:

                                    CULBRO LAND RESOURCES, INC.



                                    By:______________________________________
                                        Name:
                                        Title:


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